UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2019

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA	98164
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (206) 701-2000
None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01 Other Events
We announced today that we entered into two agreements covering awards for Oak Ridge National Laboratory (“ORNL”) under the Department of Energy’s (“DOE”) “CORAL-2” program. The CORAL-2 program (which is a collaboration of Oak Ridge National Laboratory, Argonne National Laboratory and Lawrence Livermore National Laboratory) relates to the joint effort to procure next-generation, exascale-class supercomputers for the referenced national laboratories under the DOE. The CORAL-2 program specifically seeks to fund non-recurring engineering (NRE) and centers of excellence (COE) related to, and fund the purchase of, exascale-class high-performance computer systems. We will be delivering a system based on Cray’s recently announced next-generation, exascale-class Cray Shasta platform and the Cray Slingshot interconnect fabric.
Non-Recurring Engineering and Center of Excellence
On March 1, 2019, we entered into a fixed price Subcontract between UT-Battelle, LLC and Cray to provide NRE and COE services to ORNL for the CORAL-2 program (the “NRE Contract”).
For purposes of this project, NRE refers to work performed by Cray including design, development and testing of new products or product enhancements relating to the procurement of exascale-class systems for ORNL (often referred to as a development contract). COE work consists of multiple milestones to support porting key applications to the ORNL system and improving the performance of customer applications on that system. The total currently-planned payments to Cray under the NRE Contract are approximately $102 million, which is subject to and conditioned upon incremental funding. This means that only an initial portion (approximately $13 million) of the planned work under the NRE Contract was funded by the U.S. government as of the signing of the NRE Contract, and ORNL must periodically seek to increase the funded amount and authorize additional work. Such additional funding may be dependent on successful completion of already-funded work. About $40 million of the NRE Contract payments will be used to fund development work at our technology partners, principally AMD. Payments for work under the NRE Contract will be due following submission of an invoice for specific milestones and/or deliverables that have been completed. Work under the NRE Contract is currently expected to be completed between 2019 and 2026 with much of such work completed between 2019 and 2021.
The NRE Contract contains a class advance waiver on intellectual property for work performed by Cray. In general, the waiver allows Cray and any first-tier subcontractor of Cray to assert copyright to its works of authorship and to elect title to its subject inventions developed under the program. The patent waiver allows Cray to commercialize the outcome of the work performed under the NRE Contract and pursue further sales of products developed or enhanced by Cray through such work. In order to maintain the patent waiver Cray is responsible for sharing 40% of the costs of project performance, which means that for work performed by Cray under the NRE Contract that is valued at $1,000,000, Cray would receive $600,000 in payments. The work planned to be completed under the NRE Contract is focused on development of and improvements to Cray’s next-generation Shasta system platform. As this program is subject to federal funding, Cray and ORNL have agreed to provisions allowing termination of the NRE Contract for the convenience of ORNL. In the event of termination for convenience, Cray will be paid for certain work Cray performed and/or costs incurred prior to termination.
System Delivery
On May 6, 2019, we entered into a fixed price Lease Agreement with UT-Battelle, LLC under which we will provide items including an exascale-class high performance computer system and services including system maintenance and analyst services as a subcontractor to UT-Battelle, LLC (the “ORNL Build Contract”). The ORNL Build Contract consists of several system deliveries, culminating in a final system known as “Frontier.” The total estimated price to Cray for performance of the ORNL Build Contract is approximately $548 million, inclusive of both leased and non-leased items and services and which is subject to and conditioned upon incremental funding. This means that the entire contract value is not currently funded but is expected to be incrementally funded as performance progresses and ORNL receives ongoing funding from the U.S. government, with approximately $3 million of the contracted amount funded by the U.S government as of the signing of the ORNL Build Contract. The ORNL Build Contract also contains various options for ORNL to purchase additional products and services.
The systems to be delivered by us under the ORNL Build Contract include Early Access Systems (EAS) and associated services valued at approximately $3 million, Test and Development Systems (TDS) and associated services valued at approximately $16 million and a final “Frontier” system to be delivered in two phases with the first phase valued at approximately $209 million and the second phase valued at approximately $270 million. The EAS is planned for delivery in 2020 and will provide ORNL an opportunity for early evaluation of system architecture at a prototype level. Following completion of aspects of the NRE and COE activities and a prototype checkpoint, the ORNL Build Contract provides for a “Go/No-Go” decision point to determine whether or not ORNL wishes to proceed with the purchase of the TDS and final system, with such “Go/No-Go” expected to occur in the fourth quarter of 2020. In the event a “No-Go” decision is made then ORNL reserves the option to wind down the program with no further deliveries by Cray, and this “unwind” option may be exercised by the parties within 30 days of a “No-Go.” If either of the parties exercises the “unwind” option this would represent a cancellation of the program and Cray would be paid for system components purchased prior to receipt of the “unwind” notification. In the event a “Go” decision is made, it is expected the parties will negotiate an updated system configuration and performance targets taking into account the outcome of the NRE efforts and projected state of technology at time of system delivery. Because of the “Go/No-Go” decision point, the value of the “Frontier” system would not be included in Cray’s backlog until after a “Go” decision.
As the “Go/No-Go” decision and system deliveries will occur in the future we have negotiated a mechanism designed to minimize financial risk of cost fluctuations in key system commodity components including: Memory DIMMS (DDR5), High-Bandwidth Memory (HBM2e), solid state drives (SSD) and hard disk drives (HDD). The final price of the system and/or or the final configuration will be adjusted based on the ultimate component prices. Should the price of the risk-sharing components be less than the price assumed in the contract, the total price of the system will be less than the estimated system price above or the customer could decide to increase the size of the configuration. If the total price of the risk-shared components were to exceed the costs assumed in the contract, then the customer could decide to reduce the size of the system from the original configuration or increase the funds to be spent, or a combination of both, to accommodate the cost increase. Any changes to the final price of the system as a result of the risk-sharing provisions will be made dollar-for-dollar based on changes to the covered commodity component costs. The potential total impact of the risk-sharing adjustment could exceed $100 million.
The two phases of the TDS are planned for acceptance in the fourth quarter of 2021 and the two phases of the final system are planned for acceptance in 2022. This agreement is structured as a lease transaction and the purchase of the TDS and final system will be through a lease vehicle. This means that either a third-party leasing company chosen by ORNL would pay Cray upon acceptance of these systems or if Cray and ORNL agree on a leasing rate for Cray to be the lessor, Cray would receive lease payments plus the applicable lease interest rate. It is expected that ORNL will involve a third-party leasing company. Additionally, given the size of the final system, ORNL will pay Cray for certain components as the components are purchased during the build process for the final system, estimated to amount to up to $200 million in total. This would provide earlier cash flow for Cray and would offset the value of the remaining system payments as a “pre-pay.” Each system is subject to acceptance tests as agreed to by Cray and ORNL. Following acceptance of each system Cray will also begin receiving maintenance payments for continued support of the accepted system(s) unless a third-party lessor is involved and leases the maintenance.
As the ORNL Build Contract is subject to federal funding, Cray has agreed with ORNL to certain termination rights for the convenience of ORNL. In the event of termination for convenience by ORNL, Cray will be paid a percentage of the price reflecting the percentage of the work performed prior to the notice of termination, plus reasonable charges that Cray can demonstrate were incurred prior to termination. As the system delivery model for ORNL is structured as a lease transaction, title to the system remains with Cray for the duration of the lease term unless ORNL exercises its option to use a third-party leasing company which would then take title to the system.

Forward-Looking Statements
This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to them. In some cases you can identify forward-looking statements by terms such as “may,” “will,” “estimate,” and “targeted,” and similar expressions intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, and examples of forward-looking statements include, without limitation, any statements of the plans, expectations, strategies and objectives for performance of the NRE Contract and ORNL Build Contract; any statements related to the timing of delivery or acceptance of products or systems covered under the ORNL Build Contract, any statements related to Cray’s ability to deliver products, systems or services that meet ORNL’s requirements; any statements concerning proposed or prototype products, technologies, systems or services; any statements regarding expected payments under the NRE Contract or ORNL Build Contract; any statements relating to the anticipated timing for achievement and payment of milestones under the NRE Contract and ORNL Build Contract; and any statements of belief and any statement of assumptions underlying any of the foregoing. These forward-looking statements are subject to the safe harbor created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, among others, the following: the risk that the products or systems ordered by ORNL are not delivered when expected, do not perform as expected once delivered, or have technical issues that must be corrected before acceptance; the risk that the acceptance process for products or systems delivered to ORNL are not completed, or acceptances from ORNL are not received, when expected or at all; the risk that Cray is not able to successfully complete its planned product development efforts or to ship Shasta systems within the planned timeframe or at all; the risk that Shasta systems will not have the features, performance or components currently planned; the risk that processors planned for Cray Shasta systems, including those to be delivered to ORNL, are not available when expected or with the performance or pricing expected; the risk that there are unforeseen delays in the completion of or payments for identified milestones under the NRE Contract and the ORNL Build Contract; the risk that work under these contracts is not funded by the U.S. government at the levels expected or when expected; the risk that ORNL will decide on a “No-Go” for the ORNL Build Contract and “unwind” the contract prior to completion; the risk that the value of the ORNL contracts or economics to Cray under these contracts decrease as a result of changes agreed upon as part of a “Go” decision or as otherwise required by ORNL; the risk that the commodity component “risk sharing” provisions result in a decrease in the contract value or economics to Cray due to changes in commodity component prices; and the other risks described in the “Risk Factors” section of our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q and other sections of such reports and our other filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this report. You should read this report completely and with the understanding that our actual future results may be materially different from what we expect. We assume no obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: May 7, 2019

Cray Inc.

By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino Senior Vice President Administration, General Counsel and Corporate Secretary